Exhibit 31.2

Certification of Principal Financial Officer

I, Mark S. Deutsch, certify that:

1.	I have reviewed this annual report on Form 10-K of IVAX Diagnostics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Mark S. Deutsch
Mark S. Deutsch,
Chief Financial Officer
Date: April 27, 2007